Exhibit 10.2

SHARE SALE AGREEMENT

THIS SHARE SALE AGREEMENT (the "Agreement") is made and entered into as of January 29, 2018 by and between the sellers set forth on Schedule 1, attached hereto and incorporated herein (collectively, the "Sellers") and TANG WAI CHONG ELDEE, a Singapore citizen with Identity Card No.: XXXX and having an address at 36 Kaki Bukit Place #04-01, Singapore 416214 ("Buyer"), with respect to the sale of shares of capital stock of GOLD UNION, INC., a Delaware corporation (the "Company").

1.             Sale and Transfer of Shares. Subject to the terms and conditions of this Agreement, the Sellers hereby sell and transfer to the Buyer and his designees (if any) as stated in Schedule 2 attached hereto, and the Buyer hereby purchases and accepts the transfer of Nine Hundred and Twenty Five Million (925,000,000) shares in aggregate of Common Stock of the Company (the "Sale Shares"), from the Sellers at a purchase price of US$0.00008 per share, for aggregate consideration of United States Dollars Seventy Thousand Only (US$74,000) (the "Total Purchase Price").

2.             Appointment of Escrow Agent. In connection with the sale and purchase of the Sale Shares, the Sellers and the Buyer shall, upon signing this Agreement, enter into and be bound by the terms of that certain Escrow Agreement by and among the Buyer, the Sellers and the Escrow Agent (the "Escrow Agreement"), a copy of which for signing is attached hereto and incorporated herein as Schedule 3. Undefined capitalized terms used herein shall have the meanings ascribed to them in the Escrow Agreement.

3.             Representations, Warranties and Acknowledgments of the Buyer. The Buyer hereby represents, warrants, acknowledges and agrees that:

3.1       Buyer Account. The Buyer is purchasing the Sale Shares for its own account and the accounts of the designees (if any) as stated in Schedule 2 hereto attached, and not directly or indirectly for the account of any other person. The Buyer is not purchasing the Sale Shares with a view to distribution or resale thereof except in compliance with the Securities Act of 1933, as amended (the "Act") and any applicable state securities laws. The Buyer is not a party to any contract, undertaking, agreement or arrangement with any person other than the designees (if any) as stated in Schedule 2 hereto attached to sell, transfer, encumber, pledge, hypothecate or grant participations to such person or to any third person, with respect to any of the Sale Shares.

3.2       Restricted Shares.

3.2.1       The Buyer understands that all of the Sale Shares have not been registered under the Act, in reliance on an exemption therefrom for transactions not involving any public offering (the "Restricted Shares"). The Restricted Shares are restricted securities as such term is defined in Rule 144 promulgated under the Act and may be resold without registration under the Act and the applicable rules and regulations under the Act only in very limited circumstances. To the knowledge of the Sellers, the Company has made no agreements, covenants or undertakings whatsoever to register any of the Restricted Shares under the Act and there can be no assurance that the Company will enter into such agreements, covenants or undertakings. The Sellers make no representations, warranties or covenants whatsoever regarding the availability of any exemption from registration under the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Act, to this or any subsequent transfer. Any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company's Common Stock, (ii) agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Buyer by the Seller or the Company. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Restricted Shares or an investment in the Company.

3.2.3       The Buyer agrees that all offers and sales of the Sale Shares shall be made in accordance with the terms and provisions of this Agreement and the Act, including without limitation, Rule 144 promulgated under the Act, pursuant to a registration of the Restricted Shares under the Act, or pursuant to an available exemption from the registration requirements of the Act. The Buyer recognizes and agrees that there currently is no public trading market for the Sale Shares and that there can be no assurance that such a public trading market will develop. As a result, the Buyer may be unable to sell or dispose of its interest in the Company and must be able to bear the economic risk of holding the Sale Shares indefinitely.

3.3       Accredited Investor. The Buyer is an accredited investor as such term is defined in Rule 501 promulgated under the Act.

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3.4       Access to Information. The Buyer confirms that all requested document, records, and books pertaining to the investment in the Company and its proposed business and/or proposed sale and transfer of its assets (directly or indirectly owned) that had occurred before the date of this Agreement, have been and will be, in accordance to the terms and conditions stipulated in the Escrow Agreement, made available to the Buyer for review. The Buyer has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the transfer, the Sale Shares and this Agreement and with respect to the business, affairs, financial condition and results of operations of the Company. The Buyer has had access to financial and other information about the Company in connection with this investment.

3.5       Pre-Existing. Relationship. The Buyer has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable the Buyer to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise to protect the Buyer's own interests in connection with the purchase of the Sale Shares.

3.6       No Solicitation. The Buyer has not been presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of advertising concerning the Sale Shares or the Company.

3.7       No Representations. Except for the representations set forth in this Agreement, the Buyer has received no representations or warranties from the Seller, the Company, or any of their directors, officers, agents or representatives thereof. In purchasing the Sale Shares, the Buyer is relying solely on the investigations made by the Buyer.

3.8       Experience. The Buyer understands the risks and other considerations related to he Buyer by the Buyer of the Shares, and the Buyer has such knowledge and experience financial and business matters that the Buyer (alone or with the aid of the investment advisors of the Buyer) is capable of evaluating the merits and risks of purchasing the Shares.

3.9       Economic Risk. The Buyer is able to bear the economic risk of an investment in the Company, has the ability to hold the Sale Shares indefinitely, the Buyer's overall commitment to investments which are not readily marketable (such as the Restricted Shares) is not disproportionate to the Buyer's net worth, and the Buyer has the financial ability to suffer a complete loss of the Buyer's investment in the Sale Shares.

3.10     Advisors. The Buyer has consulted with the Buyer's own advisor(s) with respect to this Agreement and the transfer, ownership and disposition of the Sale Shares and has not relied on any advice from any of the Seller or any of their officers, directors, agents or representatives, including any advice regarding the potential tax consequences to the Buyer of purchasing the Sale Shares, from the Seller. The Buyer assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Sale Shares.

3.11       Power and Authority; No Conflicts. The Buyer has all requisite power, authority, and capacity to purchase and hold the Sale Shares and to execute, deliver, and comply with the terms of this Agreement, and such execution, delivery, and compliance does not conflict with or constitute a default under any instruments governing the Buyer, any Law, or Order, or any agreement to which the Buyer is a party or by which the Buyer may be bound.

3.12       Reliance; Indemnification. The Buyer understands the meaning and legal consequences of the Buyer's representations, warranties, covenants, and other agreements contained in this Agreement, and the Buyer understands that the Seller has relied upon such representations, warranties, covenants, and agreements, including those with respect to compliance with applicable securities laws, rules, and regulations, and the Buyer hereby agrees to indemnify and hold harmless the Seller and the Seller's respective directors, officers, agents, representatives, attorneys, and employees, from and against any and all loss, damage, or liability, together with all costs and expenses (including attorneys' fees and disbursements), which any of them may incur by reason of (a) any breach of any of the representations, warranties, covenants, or agreements of the Buyer contained in this Agreement, or (b) any false, misleading, incomplete, or inaccurate information contained in this Agreement executed by the Buyer. All representations, warranties, and covenants contained in this Agreement, and the indemnification contained in this Section 2.12, shall survive the termination of this Agreement.

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3.13       Stop-Transfer Orders. The Buyer agrees that, in order to ensure compliance with the restrictions referred to herein: (i) the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records; and (ii) the Company shall not be required (1) to transfer on its books any Sale Shares that have been sold or otherwise transferred in violation of this Agreement or (1) to treat as the owner of such Sale Shares or to accord the right to vote or pay dividends to any transferee to whom such Sale Shares shall have been so transferred.

3.14       Legends. All certificates evidencing the Restricted Shares subject to this Agreement shall, during the term of this Agreement, bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement.

4.            Representations and Warranties of the Seller. The Seller represents to the Buyer with respect to itself only, that the share certificates and the duly executed irrevocable stock powers delivered by the Seller to the Buyer through the Escrow Agent (hereinafter and therein in the Escrow Agreement referred to as "the Certificates And Stock Powers") at the closing of this Agreement will be valid and binding obligations of the Seller, enforceable in accordance with their respective terms, and will effectively vest in the Seller good, valid and marketable title to all the Sale Shares to be transferred to the Buyer and his designees pursuant to and as contemplated by this Agreement free and clear of any and all liens except those set forth or created by this Agreement. The Seller represents and warrants with respect to itself only that all actions necessary for the transfer of the Sale Shares as described herein have been or shall be taken in accordance to the terms and conditions as stipulated in the Escrow Agreement, and that such transfer has been duly authorized pursuant to its Articles of Organization and limited liability company agreement. This Agreement will be deemed closed upon the earlier to occur of (1) the Seller receiving the Total Purchase Price and the Buyer receiving all the Corporate Documents, the Resignation Letter and the Certificates And Powers as stated in the Escrow Agreement, or (ii) the delivery written instruction to the Escrow Agent by or on behalf of the Buyer and the Seller pursuant to Section 9 of the Escrow Agreement. This Agreement will be deemed terminated upon the refund of the First Escrow Money (as defined in the Escrow Agreement) to the Buyer by the Escrow Agent in accordance to the terms and conditions of the Escrow Agreement.

5.           Certain Definitions.

5.1       "Governmental Authority" means any United States or foreign government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign

5.2       "Law" shall mean any constitutional provision or any statute or other law, rule or regulation of any Governmental Authority, and any decree, injunction, judgment, order, ruling, assessment or writ.

5.3       "Order" shall mean any award, decision, injunction, judgment, order, decree, ruling, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Authority or by any arbitrator.

6.            Miscellaneous Provisions.

6.1       Notices. All notices, demands, consents, approvals, requests and other communications (collectively "Notice") required or permitted hereby shall be in writing and shall be deemed to have been duly and sufficiently given only if (a) personally delivered with proof of delivery thereof (any Notice so delivered being deemed to have been received at the time so delivered), or (b) sent by Federal Express (or other similar overnight courier) (any Notice so delivered being deemed to have been received only when delivered), (c) sent by telecopier or facsimile or email (any Notice so delivered being deemed to have been received if a copy is also delivered by one of the other means of delivery and shall be deemed to have been received (i) on the business day so sent, if so sent prior to 4:00 p.m. (based upon the recipient's time) of the business day so sent, and (ii) on the business day following the day so sent, if so sent on a non-business day or on or after 4:00 p.m. (based upon the recipient's time) of the business day so sent (unless actually received by the addressee on the day so sent)), or (d) sent by registered or certified mail, postage prepaid, at a post office regularly maintained by the postal service in the country where the sender has a address that is stated in this Agreement (any Notice so sent being deemed to have been received only when delivered), in any such case addressed to the respective parties as follows:

If to the Buyer	If to the Seller

Address: 36 KAKI BUKIT PLACE #04-01, SINGAPORE 416214	Address: 264 BANGBON 1 RD BANGBON DISTRICT
BANGBON SEC
email: eldee@nobleinfotech.org	BANGKOK, 10510 THAILAND

Attention: TANG WAI CHONG ELDEE	email: eldee@nobleinfotech.org

Attention: CHOU PEI-CHI (“Seller Representative”)

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or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address or addresses shall only be effective upon receipt.

6.2       Binding Effect. This Agreement shall be binding upon the heirs, legal representatives and successors of the parties and shall inure to the benefit of their respective successors and assigns; provided, however, that the Buyer may not assign any rights or obligation under this Agreement.

6.3       Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed entirely within the State of Nevada by residents of the State of Nevada. Any action or proceeding arising out of or relating to this Agreement must be instituted in federal or state court in Clark County, Nevada.

6.4       Entire Agreement. This Agreement constitutes the entire agreement of the parties pertaining to the Sale Shares and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

6.5       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6       Entire Agreement: Enforcement of Rights. This Agreement and the exhibits hereto sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

6.7       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

6.8       Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

[signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Share Sale Agreement as of the date first above written.

Buyer

/s/ TANG WAI CHONG ELDEE

TANG WAI CHONG ELDEE
Singapore ID No: xxxxxxxxx

Seller

/s/ KAO WEI-CHEN

KAO WEI-CHEN

Taiwan Passport No.: xxxxxxxxx

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Schedule 1
List of Seller

Name of Seller	Address	Nationality	PASSPORT No.
KAO WEI-CHEN	L8-09 WISMA BU 8 NO 11 LEBUH BANDAR UTAMA BANDAR UTAMA PJU 6 PETALING JAYA SELANGOR DURAL EHSAN, 47600 MALAYSIA	TAIWAN	XXXXXXX

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Schedule 2

Buyer's Designees

There is no Buyer's Designee.

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Schedule 3

Escrow Agreement

(Escrow Agreement to be signed by the Parties herein and the Escrow Agent after the signing of this
Agreement by all Parties herein)

[See Attachment]

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